EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: IBIZ Technology Corp.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Amendment No. 2 to Form S-8 of our report dated January 17, 2003, relating to the financial statements of IBIZ Technology Corp. appearing in the IBIZ Technology Corp. Annual Report on Form 10-KSB for the fiscal year ended October 31, 2002, and to all references to our firm included in this Registration Statement.


                             /s/ Farber & Hass, LLP
                             ----------------------
                             FARBER & HASS, LLP
                             January 29, 2004